SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2012

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2012, Global Power Equipment Group Inc. (“Global Power”) entered into an agreement to acquire all of the issued and outstanding membership interests (the “Membership Interests”) of Koontz-Wagner Custom Controls Holdings LLC, an Indiana limited liability company (“Koontz-Wagner”), from Koontz-Wagner Holdings, LLC, a Delaware limited liability company (the “Seller”), pursuant to the terms of the Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”), dated as of July 14, 2012, by and among Global Power, the Seller and, solely with respect to Sections 7.12(b)(2) and 7.12(c) thereof, High Street Capital III SBIC, L.P.

Subject to the terms and conditions of the Purchase Agreement, Global Power has agreed to purchase the Membership Interests on a cash free/debt free basis for $31.5 million in cash (the “Purchase Price”), which amount is subject to a post-closing working capital adjustment. The Purchase Agreement provides that at closing $5.0 million of the Purchase Price will be placed in escrow in order to satisfy any indemnification obligations of the Seller, with $2.0 million of such amount (less any pending indemnification claims or amounts previously paid) to be eligible for release after 15 months and the remainder of such amount (less any pending indemnification claims or amounts previously paid) will be eligible for release after 24 months.

The Purchase Agreement also contains customary representations, warranties and covenants, including non-competition and non-solicitation provisions, indemnification provisions and customary closing conditions. As part of the transaction, Koontz-Wagner will enter into a transition services agreement, a lease agreement and an intellectual property license agreement with the Seller. The transactions contemplated by the Purchase Agreement are expected to close by September 30, 2012.

Koontz-Wagner is a manufacturer and integrator of engineered packaged control house systems serving customers in global energy infrastructure end markets, including natural gas, electric power generation, oil and gas pipeline and renewable energy. After the closing, Global Power plans to operate Koontz-Wagner as part of its Products Division, which is headquartered in Tulsa, Oklahoma.

Global Power’s press release, issued on July 16, 2012 announcing this transaction and the execution of the Purchase Agreement, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2012

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 16, 2012